UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

NUVEEN MULTI-ASSET INCOME FUND

(Exact name of registrant as specified in its charter)

Massachusetts	811-23669		38-4181591

(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)

333 West Wacker Drive	Chicago	Illinois	60606

(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (800) 257-8787

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common shares of beneficial interest	NMAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

The Board of Trustees of Nuveen Multi-Asset Income Fund (the “Fund”) has approved the terminations by the Fund’s investment adviser, Nuveen Fund Advisors, LLC (“Nuveen Fund Advisors”), of its sub-advisory agreements with NWQ Investment Management Company, LLC (“NWQ”) and Santa Barbara Asset Management, LLC (“Santa Barbara”) with respect to the Fund, effective December 31, 2021. The terminations were approved in connection with the transfer of investment management personnel from NWQ and Santa Barbara into their affiliate, Nuveen Asset Management, LLC (“Nuveen Asset Management”), also a sub-adviser to the Fund, which will occur on December 31, 2021. On that date, any Fund assets managed by NWQ or Santa Barbara will be reallocated to Nuveen Asset Management, with the NWQ and Santa Barbara personnel who currently serve as portfolio managers continuing to do so as Nuveen Asset Management personnel. The terms of Nuveen Asset Management’s existing sub-advisory agreement with respect to the Fund are substantially identical to the terms of NWQ’s and Santa Barbara’s sub-advisory agreements. As such, this change will have no impact on the Fund’s fees, nor will it impact the Fund’s investment objective or policies. Nuveen Fund Advisors, Nuveen Asset Management, NWQ and Santa Barbara are subsidiaries of Nuveen, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN MULTI-ASSET INCOME FUND

Date: December 15, 2021	By:	/s/ Mark L. Winget
	Name:	Mark L. Winget
	Title:	Vice President and Secretary